Exhibit 99.2

Daniel Z. Mollin

Chief Counsel

Global Legal Department

NYSE Euronext

NYSE Euronext I 20 Broad Street

New York, New York 10005

t 212.656.4420 I f 212.656,8101

dmollin@nyx.com

January 25, 2010

By Fax (772.388.4758), Email and Overnight Courier

Jeffrey J. Zimmer

Co-Chief Executive Officer

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, Florida 32963

By Email Only

Ed Newhart

James Mollen

Richard McKnight

Corporate Compliance

NYSE Regulation, Inc.

20 Broad Street

New York, NY 10004

Re:

Armour Residential REIT, Inc.

Docket No. 09-16(D)

Dear Mr. Zimmer, Mr. Newhart, Mr. Mollen and Mr. McKnight:

This revised letter replaces and supersedes my January 22, 2010 letter to the parties.

By letter dated December 7, 2009, the staff of the Corporate Compliance Department of NYSE Regulation, Inc. (the “Staff”), on behalf of NYSE Amex LLC (the “Exchange”), notified the Company of its determination to prohibit the continued listing of its common stock on the Exchange and to initiate delisting proceedings. On December 10, 2009, the Company requested, in accordance with Part 12 of the Company Guide, a Listing Qualifications Panel of the Exchange's Committee on Securities (the “Panel”) to be convened to review this determination. On January 19,2010, the Panel held a hearing to consider the written and oral submissions made by the Company and the Staff.1   The Panel now unanimously affirms the Staff s determination to delist the common stock of the Company.

The Panel agrees with the Staffs conclusion that the Company, with the removal of the Special Purpose Acquisition Company (“SPAC”)-specific aspects from its predecessor Enterprise Acquisition Corporation's charter and conversion into a REIT, ceased to be a SPAC and

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See the Staff’s written submission dated January 12, 2010. The Company did not make a written submission, but did rely upon pre-printed talking points that were distributed at the hearing.

January 25, 2010

therefore became subject to delisting. Section 1003(c) of the Company Guide - a continued listing standard provides that:

The Exchange will normally consider suspending dealings in, or removing from the list, securities of an issuer whenever any of the following events shall occur:

(i) If the issuer has sold or otherwise disposed of its principal operating assets or has ceased to be an operating company or has discontinued a substantial portion of its operations or business for any reason whatsoever, including, without limitation, such events as sale, lease, spin-off: distribution, foreclosure, discontinuance, abandonment, destruction, condemnation, seizure or expropriation. Where the issuer has substantially discontinued the business that it conducted at the time it was listed or admitted to trading, and has become engaged in ventures or promotions which have not developed to a commercial stage or the success of which is problematical, it shall not be considered an operating company for the purposes of continued trading and listing on the Exchange.

(emphasis added). The Company’s conversion from a SPAC to a newly-operating REIT represents an obviously different proposition for a potential investor, and it is beyond dispute that the Company has discontinued its former operations and is now a different business than the one that originally listed. Such conversion accordingly triggers application of Company Guide Section 1003(c)(i), which in turn triggers an inquiry as to whether the Company still meets an initial listing standard. See Company Guide Section 1009(b) (listed companies identified as being below continued listing criteria will only be cited for such deficiencies if they also do not meet any initial listing criteria).

The Company concedes that it does not currently satisfy the applicable quantitative criteria under the initial listing standards, instead requesting 90 days to complete a secondary offering or other transactions that would enable it to attain compliance with same.2   However, the Company Guide does not contemplate plans of compliance for companies to meet initial listing standards. Rather, plans of compliance are reserved for companies to restore compliance with continued listing standards. See generally Section 1009. In this case, the breach of the continued listing standard involved (Section 1003(c)(i)) was event-driven by the abandonment of the SPAC business form and does not readily appear to be curable via any plan. As such, because the

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In relevant part, the Company does not currently meet the $50 million minimum market capitalization requirements of Standard 3 under Company Guide Section 101(c)(2), or minimum distribution criteria under Company Guide Section 102(a), among other initial listing standards.

January 25, 2010

Company, in its new non-SPAC form does not satisfy any initial listing standard, it must be delisted.3

Moreover, assuming, without deciding, that this Panel has the discretion to grant the Company additional time to cure its non-compliance with the initial listing standards, the Panel does not believe the Company has made a compelling case for the Panel to do so. Although the Company asserted at hearing to have a plan in motion to raise sufficient additional investor capital to cure its initial listing standard deficiencies, its proposed timetable of 90 days was unacceptable to the Panel. Indeed, when asked during the hearing if it was prepared to accomplish such a plan even within 50 days, the Company was unable to commit to such a timetable given uncertainties in the capital markets, instead countering with a “60-90” day time frame. In the face of such uncertainty, the Panel believes that the interests of investor protection would be best served by the Staff completing deli sting procedures, without prejudice to the Company going through the initial listings process once it has definitively met the applicable initial listings criteria.

Had the Company been able to demonstrate imminent compliance with the initial listing standards i.e. in days, not months the Panel might view the requested extension differently, perhaps allowing the Company’s shares to be temporarily suspended from trading pending the imminent cure of the listing deficiencies. But that was not the case presented. Rather, the Company requested a multi-month extended compliance period on the day of the hearing, during which time it would remain listed and trading on the Exchange while it sought to bring in new investors, despite not meeting the applicable initial listing standards. That is not acceptable to the Panel, nor consistent with how prospective listees (or other existing listed companies which enter into transactions triggering the initial listing standards) would be treated.4 The Panel sees no policy reason why companies subject to delisting pursuant to Company Guide Section 1003(c)(i) should be allowed the opportunity to submit a plan which similarly situated companies ones which are also required to meet initial listing standards are not afforded.

The Company may request that the full Committee on Securities review the decision of the Panel. The fee for a review is $5,000. The request for review and the required fee must be made in writing and received within 15 calendar days from the date of this letter. Please note that the

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We note that this is how any listed company - SPAC or otherwise would be treated after entry into a transaction substantial enough to trigger Company Guide Section 1003(c)(i). The surviving entity would have to satisfy the quantitative initial listing standards to remain listed. The Panel’s decision should not be interpreted as any kind of qualitative criticism of the Company, which appears to have a strong and engaged management team and business plan. Once and if the Company can meet the quantitative initial listing standards, the Panel would hope the Company would re-apply for listing at NYSE Amex.

In this regard, we note that for companies involved in reverse mergers under Section 341 of the Company Guide, the surviving company must meet the initial listing standards or be subject to delisting. There is no compliance plan contemplated. Similarly, companies applying for initial listing are not permitted to list and trade pending cure of any deficiencies the Staff identifies. Rather, they must first meet all initial listing criteria, and are not even permitted the right to appeal the Staffs decision, let alone to present a plan of compliance.

January 25, 2010

fee is non-refundable and must be paid by certified check payable to “NYSE Amex LLC.” In accordance with Section 1205 of the Company Guide, the Company will be deemed to have waived the opportunity for review if the fee has not been submitted to the Exchange within 15 calendar days.

A request for review, including the required fee, must be made to:

Raul Marquez

NYSE Euronext

20 Broad Street

New York, New York 10005

t 212.656.6097

f 212.656.8101

rmarquez@nyx.com

A request for review by the full Committee on Securities, however, will not operate as a stay of the Panel’s decision. Accordingly, the Exchange will suspend trading in the Company’s common stock as soon as practicable in accordance with Section 1204(d) of the Company Guide and will file an application with the Securities and Exchange Commission to strike the Company’s common stock from listing and registration on the Exchange when and if authorized, in accordance with Sections 1205(g), 1206( d) and/or 1206(e) of the Company Guide.5

Please be further advised that any decision of the full Committee on Securities may be called for review by the Exchange Board of Directors, pursuant to Section 1205 of the Company Guide, not later than its next meeting that is 15 calendar days or more following the date of the Committee on Securities decision.

It is recommended that the Company consult with legal counsel as to its disclosure obligations under the federal securities laws or otherwise with respect to this decision.

Sincerely,

/s/ Daniel Z Mollin

c:

Raul Marquez

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Questions regarding the suspension process should be directed to James P. MoIlen, Managing Director - Corporate Compliance, NYSE Regulation, Inc., Phone: (212) 656-5774, Fax: (212) 656-5209.